Exhibit 99.1

101 East Grand River, P.O. Box 800

Howell, Michigan 48844-0800

Phone (517) 546-3150

Fax (517) 546-6275

February 12, 2015

Dear Shareholder,

While we have regularly reported on FNBH Bancorp, Inc. progress in our SEC filings, management and the Board wanted to take this opportunity to correspond directly with our shareholders to provide additional information on your Company.

FNBH Bancorp, Inc. reported net income of $357,000 for the quarter ended December 31, 2014. This compares to net income of $32,000 for fourth quarter 2013. 2014 net income of $3,050,000 compares to 2013 net income of $2,974,000. Financial results include a reverse provision expense of $2,500,000 in the third quarter of 2014 and $2,250,000 in the second quarter of 2013.

December 31, 2014 total assets of $322,826,000 are increased from $312,290,000 at the beginning of the year. Excess liquidity that existed at the beginning of 2014 has been deployed primarily into investment securities, increasing total securities by approximately $65,000,000.

As of December 31, 2014, the Bank’s 16.46% total capital to risk-weighted assets ratio and 9.34% Tier One capital ratio exceeded our Consent Order minimum capital requirements of 11% and 8.50%, respectively. Tangible book value per share as of December 31, 2014 was $1.12.

Asset quality continued dramatic improvement with classified loans reduced by $6,551,000 or 38% since January 1, 2014. This improvement includes a $2,759,000 or 25% decrease in non-performing loans. As of December 31, 2014, approximately 71% of non-performing loan balances were making current scheduled monthly payments.

Our recapitalization, improved asset quality, enhanced risk management practices, liquidity deployment, operating efficiencies and other expense reductions have significantly improved our core earnings since the beginning of 2014.

A substantially enhanced wealth management platform which includes collaboration with the county’s preeminent investment services provider was introduced during October 2014. This new platform has been embraced by employees and existing wealth management clients. We are excited with the expanded offerings and competencies and are confident the improved client service capabilities will contribute to our future success.

While much progress has been made, substantial work remains to return the Company to its place as a top performing bank. 2015 performance enhancement priorities include the following:

•	Customer experience improvements through technology and convenience initiatives

•	Fully demonstrated Consent Order compliance, with the goal of being released from the Order as soon as possible

•	Expanded lending initiatives in residential mortgage and indirect lending programs

•	Loan portfolio growth

•	Continued asset quality improvement

•	Operating efficiencies

While we expect profitability to be enhanced through efficiencies and expense reduction, loan portfolio growth is necessary to substantially increase core earnings. As such, our loan pricing is very competitive and we eagerly pursue new lending opportunities. We would greatly appreciate your loan business and any loan referral opportunities you may be able to provide us.

As disclosed in our SEC filings, we may have the opportunity in the future to again record reverse provision expense. Additionally, as core earnings improve and following termination of the Consent Order, reinstatement of the Company’s approximate $8,500,000 net deferred tax asset will be closely evaluated. We cannot guarantee any further reverse provision expense or reinstatement of our net deferred tax asset; however, if one or both of these events occur, we expect it could contribute substantially to earnings and enhance book value per share.

Please be assured that management, the Board of Directors and bank staff are diligently working to further improve the Company’s financial performance and are firmly committed to achieving that objective.

If you are interested in shares of FNBH Bancorp, Inc., please contact any of the following:

Stifel Kyle Travis 616-224-1559 Products and services are offered through Stifel. Stifel is not affiliated with FNBH Bancorp, Inc. Stifel, Nicolaus & Company, Incorporated. Member SIPC & NYSE	Boenning & Scattergood Thomas Dooley Nick Bicking 866-326-8113 Products and services are offered through Boenning & Scattergood. Boenning & Scattergood is not affiliated with FNBH Bancorp, Inc.

On behalf of the FNBH Bancorp family, we thank you for your investment and your commitment to community banking. Be assured that your questions and suggestions are always welcome – please contact me anytime.

Cordially,

Ronald L. Long

President and CEO

Rlong@fnbh.com

517-545-2221

DISCLAIMER

Discussions and statements in this letter that are not statements of historical fact, including, without limitation, statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “intend,” “likely,” “optimistic” and “plan,” and statements about future or projected financial and operating results, plans, projections, objectives, expectations, and intentions and other statements that are not historical facts, are forward-looking statements. Forward-looking statements include, but are not limited to, statements about termination of the Consent Order against our Bank; descriptions of plans and objectives for future operations, products or services; projections of our future revenue, earnings or other measures of economic performance; forecasts of credit losses and other asset quality trends; statements about or expectations regarding any future reverse provision expense or reinstatement of our net deferred tax asset; and descriptions of other steps we may take to improve our capital position. These forward-looking statements express our current expectations, forecasts of future events, or long-term goals and, by their nature, are subject to assumptions, risks, and uncertainties. Although we believe that the expectations, forecasts, and goals reflected in these forward-looking statements are reasonable, actual results could differ materially for a variety of reasons. For example, our loan portfolio may not perform as we expect; we may not be successful with our cost reduction, loan growth, and other initiatives; our federal regulator may not terminate the Consent Order on the timeframe we expect; and/or economic conditions could deteriorate in a manner that further hurts our financial condition or performance.

Our results of operations, cash flows, financial position, and prospects could also be materially and adversely affected by additional factors that are not presently known to us that we currently consider to be immaterial, or that develop after the date of this letter. We cannot assure you that our future results will meet expectations. While we believe the forward-looking statements in this letter are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. We do not undertake, and expressly disclaim, any obligation to update or alter any statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

FNBH Bancorp, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
	2014	2013
	(in thousands)
Assets
Cash and due from banks	$26,138	$77,827
Short term investments	198	198
Total cash and cash equivalents	26,336	78,025
Investment securities:
Investment securities available for sale, at fair value	132,175	67,680
FHLBI and FRB stock, at cost	1,140	779
Total investment securities	133,315	68,459
Loans held for investment:
Commercial	132,382	136,864
Consumer	17,593	16,231
Real estate mortgage	10,071	12,020
Total loans held for investment	160,046	165,115
Less allowance for loan losses	(7,109)	(9,214)
Net loans held for investment	152,937	155,901
Premises and equipment, net	7,366	7,395
Other real estate owned, held for sale	1,174	480
Accrued interest and other assets	1,698	2,030
Total assets	$322,826	$312,290
Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand (non-interest bearin g)	$102,258	$93,953
NOW	31,652	29,937
Savings and money market	88,247	82,518
Time deposits	68,222	77,782
Brokered certificates of deposit	-	1,123
Total deposits	290,379	285,313
Other borrowings	-	16
Accrued interest, taxes, and other liabilities	1,303	1,855
Total liabilities	291,682	287,184

Shareholders' Equity
Preferred stock, no par value.	-	-
Series A - Authorized 10,000 shares; no shares issued and outstanding
Series B - Authorized 20,000 shares; no shares issued and outstanding at December 31,
2014 and 17,510 shares issued and outstanding at December 31, 2013
Common stock, no par value. Authorized 40,000,000 shares at December 31, 2014 and	-	16,520
11,000,000 at December 31, 2013; 27,770,143 shares issued and outstanding at
December 31, 2014 and 457,115 shares issued and outstanding at December 31, 2013	25,449	7,321
Retained earnings	5,528	2,478
Deferred directors' compensation	224	342
Accumulated other comprehensive income (loss)	(57)	(1,555)
Total shareholders' equity	31,144	25,106
Total liabilities and shareholders' equity	$322,826	$312,290

FNBH Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

	Year Ended December 31,
	2014	2013
	(in thousands)
Interest and dividend income:
Interest and fees on loans	$8,286	$9,311
Interest and dividends on investment securities:
Taxable	1,850	1,066
Tax-exempt	43	47
Other securities	55	28
Interest on short term investments	5	3
Total interest and dividend income	10,239	10,455
Interest expense	703	925
Net interest income	9,536	9,530
Provision for loan losses	(2,500)	(2,250)
Net interest income after provision for loan losses	12,036	11,780
Noninterest income:
Service charges and other fee income	2,280	2,585
Trust income	107	148
Gain on available for sale securities	2	-
Other	35	132
Total noninterest income	2,424	2,865
Noninterest expense:
Salaries and employee benefits	6,042	5,369
Net occupancy expense	929	882
Equipment expense	350	344
Professional and service fees	1,610	1,753
Loan collection and foreclosed property expenses	208	327
Computer service fees	524	477
Amortization expense	38	39
FDIC assessment fees	528	1,026
Insurance	338	518
Printing and supplies	170	173
Net gain on sale of OREO	(123)	(91)
Other	776	750
Total noninterest expense	11,390	11,567
Income before federal income taxes	3,070	3,078
Federal income tax expense	20	104
Net income	$3,050	$2,974

Per share statistics:
Basic and diluted EPS	$0.11	$1.57

Weighted-average common shares outstanding	17,496,622	457,435
Weighted-average common stock equivalent shares outstanding, as converted	9,731,574	1,439,178
Total basic and diluted shares	27,228,196	1,896,613